UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 20, 2016

_______________________

CRYOLIFE, INC.

(Exact name of registrant as specified in its charter)
_________________________

Florida	1-13165	59-2417093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1655 Roberts Boulevard, N.W., Kennesaw, Georgia 30144
(Address of principal executive office) (zip code)

Registrant's telephone number, including area code: (770) 419-3355

_____________________________________________________________

(Former name or former address, if changed since last report)

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01Entry into a Material Definitive Agreement.

On January 20, 2016, CryoLife, Inc., or CryoLife, entered into a Third Amended and Restated Credit Agreement, or the Credit Agreement, among CryoLife, On-X Life Technologies Holdings, Inc., or On-X, AuraZyme Pharmaceuticals, Inc., CryoLife International, Inc., On-X Life Technologies, Inc., Valve Special Purpose Co., LLC, the financial institutions party thereto from time to time as lenders and Healthcare Financial Solutions, LLC, an affiliate of Capital One, National Association,  as agent for such lenders. The Credit Agreement amends and restates CryoLife’s existing $20.0 million Second Amended and Restated Credit Agreement, dated as of September 26, 2014.

The Credit Agreement provides for a $75.0 million secured term loan credit facility and a $20.0 million secured revolving loan credit facility (including a $4.0 million letter of credit sub-facility and a $3.0 million swing-line loan sub-facility). Subject to the satisfaction of certain conditions, including obtaining additional commitments from existing and/or new lenders, CryoLife may increase the amounts of both the term loan credit facility and the revolving loan credit facility.

On January 20, 2016, CryoLife drew the entire $75.0 million secured term loan facility. Term loan facility proceeds, along with cash on hand and shares of CryoLife’s common stock, were used to fund the acquisition of On-X Life Technologies Holdings, Inc. and its subsidiaries.  Term loan facility proceeds and cash on hand were used to pay certain fees and expenses related to the acquisition and the Credit Agreement.  Term loan facility proceeds were also used to repay approximately $1.9 million of indebtedness of On-X Life Technologies, Inc. owed to Comerica Bank under that certain Amended and Restated Loan and Security Agreement, dated as of May 15, 2008. The secured revolving loan credit facility was undrawn following the acquisition and may be used for working capital, capital expenditures,   acquisitions permitted under the Credit Agreement, and other general corporate purposes pursuant to the terms of the Credit Agreement.

Term loans are repayable on a quarterly basis according to the amortization schedule set forth in the Credit Agreement and incorporated herein by reference. CryoLife has the right to prepay loans under the Credit Agreement in whole or in part at any time.  Term loans amounts repaid may not be reborrowed.  Revolving loans repaid may be reborrowed. All outstanding principal and interest must be repaid on or before January 20, 2021, the maturity date.

CryoLife is obligated to pay an unused commitment fee equal to 0.50% per annum of the average unutilized portion of the revolving loans.  In addition, CryoLife is also obligated to pay other customary fees for a credit facility of this size and type.

The loans under the Credit Agreement (other than the swing-line loans) bear interest, at CryoLife’s option, at a floating annual rate equal to either the base rate plus a margin of between 1.75% and 2.75%, depending on CryoLife’s consolidated leverage ratio or to LIBOR plus a margin of between 2.75% and 3.75%, depending on CryoLife’s consolidated leverage ratio.  Swing-line loans shall bear interests only at a floating annual rate equal to the base rate plus a margin of between 1.75% and 2.75%, depending on CryoLife’s consolidated leverage ratio. Base rate is defined as the greatest of The Wall Street Journal’s “Prime Rate” in the United States, the federal funds rate plus 0.50% and 1 month LIBOR plus the difference between the margin for LIBOR loans and for base rate loans.  LIBOR is determined as the rate at which United States dollar deposits are offered in the London interbank market for the applicable interest period.  Interest is due and payable with respect to base rate loans on a quarterly basis.  Interest is  due and payable with respect to LIBOR loans on the last day of the applicable interest period and at least on the last day of each three month interval if the interest period is six months.

While a payment event of default exists, CryoLife is obligated to pay a per annum default rate of interest of 2.00% above the applicable interest rate on the past due principal amount of the loans outstanding.  While a bankruptcy or insolvency event of default exists, CryoLife is obligated to pay a per annum default rate of interest of 2.00% above the applicable interest rate on all loans outstanding.

The Credit Agreement prohibits CryoLife from exceeding a maximum consolidated leverage ratio and requires CryoLife to maintain a minimum interest coverage ratio. In addition, the Credit Agreement contains certain customary affirmative and negative covenants, including covenants that limit the ability of CryoLife and its subsidiaries to, among other things, grant liens, incur debt, dispose of assets, make loans and investments, make acquisitions, make certain restricted payments, merge or consolidate, change their business and accounting or reporting practices, in each case subject to customary exceptions for a credit facility of this size and type.

As stated above, the Credit Agreement includes certain customary events of default that include, among other things, non-payment of principal, interest or fees, inaccuracy of representations and warranties, violation of covenants, cross-default to certain other indebtedness, bankruptcy and insolvency and change of control. Upon the occurrence and during the continuance of an event of default, the lenders may declare all outstanding principal and accrued but unpaid interest under the Credit Agreement immediately due and payable and may exercise the other rights and remedies provided for under the Credit Agreement and related loan documents.

CryoLife’s domestic subsidiaries (subject to customary exceptions for a credit facility of this size and type) guarantee CryoLife’s obligations under the Credit Agreement pursuant to an Amended and Restated Guaranty and Security Agreement, dated as of January 20, 2016, among CryoLife, AuraZyme Pharmaceuticals, Inc., CryoLife International, Inc., On-X, On-X Life Technologies, Inc., Valve Special Purpose Co., LLC and each other grantor from time to time party thereto and Healthcare Financial Solutions, LLC, as agent.  The obligations of CryoLife and the guarantors under the loan documents are secured by a perfected security interest in substantially all of their respective assets, in each case subject to customary exceptions for a credit facility of this size and type.

The description of the Credit Agreement contained herein is qualified in its entirety by reference to the text of the Credit Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.  The description of the Amended and Restated Guaranty and Security Agreement contained herein is qualified in its entirety by reference to the text of the Amended and Restated Guaranty and Security Agreement, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 2.01Completion of Acquisition or Disposition of Assets.

On January 20, 2016,  CryoLife completed its previously announced acquisition of On-X Life Technologies Holdings, Inc.,  or On-X, a Delaware corporation, pursuant to an Agreement and Plan of Merger, or the Merger Agreement, by and among On-X, CryoLife, Cast Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of CryoLife, or the Merger Sub, and Fortis Advisors LLC, solely in its capacity as the representative of the stockholders, option holders and certain other recipients of merger consideration, and each of the security holders that become a party thereto via the execution of a joinder to the Merger Agreement. Pursuant to the Merger Agreement and subject to the conditions set forth therein, Merger Sub merged with and into On-X,  with On-X continuing as the surviving corporation of the merger and a wholly owned subsidiary of CryoLife.

Pursuant to the terms of the Merger Agreement, CryoLife paid $130.0 million in merger consideration,  consisting of $91.0 million in cash, subject to certain adjustments for On-X’s cash on hand, net working capital and unpaid transaction expenses, and approximately $39.0 million in stock, consisting of 3,703,699 shares of CryoLife’s common stock.

The cash portion of the merger consideration consists of a cash amount paid to the common stockholders of On-X, a cash amount paid to the preferred stockholders of On-X, a cash amount paid to the holders of outstanding options of On-X that had an exercise price per share less than the per share consideration payable in the merger to holders of On-X common stock, and a cash amount paid to certain key employees under a transaction bonus pool previously adopted by On-X’s board of directors for payment to such key employees in the event of an acquisition of On-X. Options to purchase On-X’s common stock that were outstanding and unexercised, whether or not vested, were not assumed by CryoLife or the surviving corporation of the merger. The vesting of each such option was accelerated in full and each such option was canceled and converted automatically into the right to receive, in exchange for the cancellation of such option, an amount of cash as calculated in accordance with the Merger Agreement. A portion of the merger consideration was also used to repay On-X’s outstanding indebtedness and certain transaction costs of On-X and its securityholders in connection with the merger.

The equity portion of the merger consideration was issued pursuant to a private placement under Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended, or the Securities Act, and only to those former On-X preferred stockholders who are accredited investors as defined under Rule 501(a) of Regulation D. The value of the shares of CryoLife’s common stock issued as equity merger consideration was calculated based on a 30-day volume-weighted average trading price of CryoLife’s common stock for 30 consecutive trading days immediately preceding the December 22, 2015 signing date of the Merger Agreement. Contemporaneously with the consummation of the merger, CryoLife and certain of the former On-X preferred stockholders entered into a Registration Rights Agreement, dated as of January 20, 2016, or the Registration Rights Agreement, pursuant to which CryoLife is obligated to file a Registration Statement on Form S-3 to register the resale of the shares of CryoLife common stock that were issued as merger consideration.

Pursuant to the Merger Agreement, $10.0 million of the cash portion of the merger consideration was placed into an escrow account to serve as partial security for the indemnification obligations of the recipients of merger consideration for the benefit of Cryolife and its affiliates, and $0.5 million was placed into a separate escrow account as security for any post-closing merger consideration adjustments. The funds remaining in the indemnification escrow account will be released one year from the date of closing of the merger, less the aggregate amount of any pending and unresolved claims as of such date.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 2.03Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01, “Entry into a Material Definitive Agreement,” is incorporated herein by reference.

Item 3.02Unregistered Sales of Equity Securities

As described above, pursuant to the terms of the Merger Agreement and as part of the consideration paid in connection with the merger, on January 20, 2016, CryoLife issued 3,703,699 shares of its common stock to certain former On-X preferred stockholders who are accredited investors as defined under Rule 501(a) of Regulation D promulgated under the Securities Act.  Those shares of CryoLife common stock were issued without registration under the Securities Act in reliance on Rule 506 of Regulation D promulgated under the Securities Act.

The information set forth under Item 2.01, “Completion of Acquisition or Disposition of Assets,” is incorporated herein by reference.

Item 7.01Regulation FD Disclosure.

On January 20, 2016,  CryoLife issued a press release announcing the consummation of the merger, a copy of which is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or Exchange Act, or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act, or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this Item 7.01 of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements for Businesses Acquired

The financial statements required by this item are not included in this filing. The required financial statements will be filed not later than 71 calendar days after the date that this Current Report on Form 8-K was required to be filed.

(b) Pro Forma Financial Information

The pro forma financial information required by this item is not included in this filing. The required pro forma financial information will be filed not later than 71 calendar days after the date that this Current Report on Form 8-K was required to be filed.

(d) Exhibits.

Exhibit No.	Description
2.1

Agreement and Plan of Merger, dated as of December 22, 2015, by and among CryoLife, Inc., On-X Life Technologies Holdings, Inc., Cast Acquisition Corporation, Fortis Advisors LLC and each of the security holders who becomes a party thereto.

4.1 10.1 10.2

Registration Rights Agreement, dated as of January 20, 2016, by and between CryoLife, Inc. and the Investors party thereto.

Third Amended and Restated Credit Agreement, dated as of January 20, 2016, by and among CryoLife, Inc., On-X Life Technologies Holdings, Inc., AuraZyme Pharmaceuticals, Inc., CryoLife International, Inc., On-X Life Technologies, Inc., Valve Special Purpose Co., LLC, the lenders from time to time party thereto and Healthcare Financial Solutions, LLC, as agent.

Amended and Restated Guaranty and Security Agreement, dated as of January 20, 2016, by and among CryoLife, Inc., AuraZyme Pharmaceuticals, Inc., CryoLife International, Inc., On-X Life Technologies Holdings, Inc., On-X Life Technologies, Inc.,Valve Special Purpose Co., LLC and each other grantor from time to time party thereto in favor of Healthcare Financial Solutions, LLC, as Administrative Agent.

99.1*	Press Release of CryoLife, Inc. dated January 20, 2016.

* Furnished herewith, not filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CryoLife, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYOLIFE, INC.

By:/s/ D. Ashley Lee

Name:D. Ashley Lee

Title:Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer

Date: January 25, 2016

EXHIBIT INDEX

Exhibit No.	Description
2.1

Agreement and Plan of Merger, dated as of December 22, 2015, by and among CryoLife, Inc., On-X Life Technologies Holdings, Inc., Cast Acquisition Corporation, Fortis Advisors LLC and each of the security holders who becomes a party thereto.

4.1 10.1 10.2

Registration Rights Agreement, dated as of January 20, 2016, by and between CryoLife, Inc. and the investors party thereto.

Third Amended and Restated Credit Agreement, dated as of January 20, 2016, by and among CryoLife, Inc., On-X Life Technologies Holdings, Inc., AuraZyme Pharmaceuticals, Inc., CryoLife International, Inc., On-X Life Technologies, Inc., Valve Special Purpose Co., LLC, the lenders from time to time party thereto and Healthcare Financial Solutions, LLC, as Administrative Agent.

Amended and Restated Guaranty and Security Agreement, dated as of January 20, 2016, by and among CryoLife, Inc., AuraZyme Pharmaceuticals, Inc.,  CryoLife International, Inc.,  On-X Life Technologies Holdings, Inc., On-X Life Technologies, Inc., Valve Special Purpose Co., LLC and each other grantor from time to time party thereto in favor of Healthcare Financial Solutions, LLC, as Administrative Agent.

99.1*	Press Release of CryoLife, Inc. dated January 20, 2016.

* Furnished herewith, not filed.